Exhibit 21

SUBSIDIARIES OF REGISTRANT

The Company has the following wholly-owned subsidiaries at July 26, 2025:

State of Incorporation
Village Super Market of PA, LLC	Pennsylvania
Village Super Market of NJ, LP	New Jersey
Hanover and Horsehill Development, LLC	New Jersey
Greater Morristown Restaurant, LLC	New Jersey
VSM New Markets, LLC	New Jersey
Delilah Properties LLC	New Jersey
Fire Brands Innovation LLC	New Jersey
Washington Asbury LLC	New Jersey
Village Galloway Shopping Center LLC	New Jersey
Hillsborough RB LLC	New Jersey
Village Galloway Two LLC	New Jersey
Village Old Bridge LLC	New Jersey
Village Vineland 3600 Landis LLC	New Jersey
Village Jake Brown LLC	New Jersey
501 East Jimmie Leeds Road LLC	New Jersey
700 North Avenue East LLC	New Jersey
715 Morris LLC	New Jersey
727 Morris LLC	New Jersey
VSM NY Warehouse LLC	New Jersey
VSM USA LLC	New Jersey
Village Super Market of Maryland, LLC	Maryland
Village Super Market of NY, LLC	New York
VSM Gourmet, LLC	New York
VSM NY Holdings LLC	New York
VSM NY Distribution Center LLC	New York
VSM NY LLC	New York

The financial statements of all subsidiaries are included in the Company’s consolidated financial statements.